EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Total adjusted leverage of 3.95 times as of September 30, 2023
•Reported net loss of $1.1 million and $5.1 million for the three and nine months ended September 30, 2023, respectively, which includes a $5.1 million impact from the loss on extinguishment of debt for the nine months ended September 30, 2023
•Reported adjusted EBITDA of $26.2 million and $88.6 million, after giving effect to the May 2023 exit of the butane optimization business, which incurred adjusted EBITDA of zero and negative adjusted EBITDA of $15.1 million, for the three and nine months ended September 30, 2023, respectively
•Reaffirms 2023 Annual Adjusted EBITDA Guidance of $115.4 million
•Declares quarterly cash distribution of $0.005 per common unit for the quarter ended September 30, 2023, or $0.020 per common unit annually

KILGORE, Texas, October 18, 2023 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (“MMLP” or the "Partnership") today announced its financial results for the third quarter of 2023.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “The Partnership’s financial results for the third quarter met guidance as both the Specialty Products and Sulfur Services segments outperformed but were offset by the Transportation segment as certain industrial customers experienced challenges that negatively impacted the ground transportation business. Our full year 2023 adjusted EBITDA outlook, which does not include losses related to the butane optimization business, remains unchanged at $115.4 million, confirming the recent operational restructuring of our refinery services business model to deliver stable and sustainable cash flows. Looking to the future, we anticipate increased earnings related to the joint venture with Samsung C&T America and Dongjin USA, even as delays in the construction of semiconductor manufacturing facilities may result in deferred demand for electronic level sulfuric acid.

“During the first nine months of 2023, the Partnership, utilizing free cash flow and a significant reduction in working capital due to the exit from the butane optimization business, reduced total debt by $53.6 million. As a result, adjusted leverage was decreased to 3.95 times at September 30, 2023 compared to 4.53 times at December 31, 2022.”

THIRD QUARTER 2023 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S operating income (loss) for the three months ended September 30, 2023 and 2022 was $3.1 million and ($0.1) million, respectively.

Adjusted segment EBITDA for T&S was $8.2 million and $6.2 million for the three months ended September 30, 2023 and 2022, respectively, reflecting contractual index-based fee increases combined with reduced operating expenses across our divisions.

TRANSPORTATION

Transportation operating income for the three months ended September 30, 2023 and 2022 was $6.7 million and $12.1 million, respectively.

Adjusted segment EBITDA for Transportation was $9.5 million and $15.1 million for the three months ended September 30, 2023 and 2022, respectively, primarily reflecting increased expenses combined with lower mileage in our land transportation division.

SULFUR SERVICES

Sulfur Services operating income (loss) for the three months ended September 30, 2023 and 2022 was $2.7 million and ($6.7) million, including a ($3.3) million inventory valuation write down, respectively.

Adjusted segment EBITDA for Sulfur Services was $5.4 million and ($4.2) million for the three months ended September 30, 2023 and 2022, respectively, reflecting increased volumes and margins in both our fertilizer and sulfur businesses.

SPECIALTY PRODUCTS

Specialty Products operating income (loss) for the three months ended September 30, 2023 and 2022 was $6.0 million and ($13.3) million, respectively. Included in the Specialty Products results is an operating loss of $20.0 million for the three months ended September 30, 2022, attributable to the butane optimization business.

Adjusted segment EBITDA for Specialty Products was $6.8 million and $6.0 million for the three months ended September 30, 2023 and 2022, respectively. Included in the Specialty Products results is negative adjusted EBITDA of ($1.6) million for the three months ended September 30, 2022, attributable to the butane optimization business. Adjusted Segment EBITDA for Specialty Products after giving effect to the May 2023 exit of the butane optimization business was $6.8 million and $7.6 million for the three months ended September 30, 2023 and 2022, respectively, reflecting reduced NGL margins.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended September 30, 2023 and 2022 were $3.8 million and $4.3 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended September 30, 2023 and 2022 were $3.8 million and $4.2 million, respectively, reflecting a reduction in employee-related expenses.

CAPITALIZATION

At September 30, 2023, the Partnership had $462.5 million of total debt outstanding, including $62.5 million drawn on its $175 million revolving credit facility maturing in 2027 and $400 million of senior secured second lien notes due 2028. At September 30, 2023, the Partnership had liquidity of approximately $84.1 million from available capacity under its revolving credit facility. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 3.95 times at September 30, 2023, compared to 4.14 times at June 30, 2023, a reduction of 0.19 times. The Partnership was in compliance with all debt covenants as of September 30, 2023.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended September 30, 2023. The distribution is payable on November 14, 2023 to common unitholders of record as of the close of business on November 7, 2023. The ex-dividend date for the cash distribution is November 6, 2023.

QUALIFIED NOTICE TO NOMINEES

Partnership:	Martin Midstream Partners L.P.
Unit Class:	Common
CUSIP #:	573331105
RE:	Qualified Notice Pursuant to U.S. Treasury Regulation §1.1446-4
Record Date:	November 7, 2023
Payable Date:	November 14, 2023
Per Unit Amount:	$0.005

Section I: This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Section II: The entire amount of the distribution realized per U.S. Treasury Regulation 1.1446(f)-4(c)(2)(iii) is in excess of cumulative net taxable income.

RESULTS OF OPERATIONS

The Partnership had a net loss for the three months ended September 30, 2023 of $1.1 million, a loss of $0.03 per limited partner unit. The Partnership had a net loss for the three months ended September 30, 2022 of $28.0 million, a loss of $0.71 per limited partner unit. Adjusted EBITDA for the three months ended September 30, 2023 was $26.2 million compared to $18.8 million for the three months ended September 30, 2022. Adjusted EBITDA after giving effect to the May 2023 exit of the butane optimization business for the three months ended September 30, 2023 was $26.2 million compared to $20.4 million for the three months ended September 30, 2022. Net cash provided by (used in) operating activities for the three months ended September 30, 2023 was $7.3 million, compared to ($45.2) million for the three months ended September 30, 2022. Distributable cash flow for the three months ended September 30, 2023 was $5.0 million compared to $(2.0) million for the three months ended September 30, 2022.

The Partnership had a net loss for the nine months ended September 30, 2023 of $5.1 million, a loss of $0.13 per limited partner unit. The Partnership had a net loss for the nine months ended September 30, 2022 of $10.0 million, a loss of $0.25 per limited partner unit. Adjusted EBITDA for the nine months ended September 30, 2023 was $73.4 million compared to $97.1 million for the nine months ended September 30, 2022. Adjusted EBITDA after giving effect to the May 2023 exit of the butane optimization business for the nine months ended September 30, 2023 was $88.6 million compared to $93.6 million for the nine months ended September 30, 2022. Net cash provided by (used in) operating activities for the nine months ended September 30, 2023 was $106.1 million compared to ($16.8) million for the nine months ended September 30, 2022. Distributable cash flow for the nine months ended September 30, 2023 was $24.2 million compared to $36.1 million for the nine months ended September 30, 2022.

Revenues for the three months ended September 30, 2023 were $176.7 million compared to $229.3 million for the three months ended September 30, 2022. Revenues for the nine months ended September 30, 2023 were $616.9 million compared to $775.5 million for the nine months ended September 30, 2022.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the third quarter 2023 to the Partnership's adjusted EBITDA guidance for the third quarter 2023.

Investors' Conference Call

Date: Thursday, October 19, 2023
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096
Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the Third Quarter 2023 Earnings Summary will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

MMLP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment and (ii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and adjusted EBITDA. We define adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Distributable cash flow. We define distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted free cash flow. We define adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), Net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Cash	$54	$45
Accounts and other receivables, less allowance for doubtful accounts of $496 and $496, respectively	60,451	79,641
Inventories	41,699	109,798
Due from affiliates	2,096	8,010
Other current assets	7,647	13,633
Total current assets	111,947	211,127

Property, plant and equipment, at cost	909,946	903,535
Accumulated depreciation	(602,834)	(584,245)
Property, plant and equipment, net	307,112	319,290

Goodwill	16,671	16,671
Right-of-use assets	58,174	34,963
Deferred income taxes, net	12,064	14,386
Other assets, net	1,933	2,414
Total assets	$507,901	$598,851

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$—	$9
Trade and other accounts payable	43,909	68,198
Product exchange payables	775	32
Due to affiliates	8,143	8,947
Income taxes payable	461	665
Other accrued liabilities	27,687	33,074
Total current liabilities	80,975	110,925

Long-term debt, net	439,824	512,871
Operating lease liabilities	44,108	26,268
Other long-term obligations	7,973	8,232
Total liabilities	572,880	658,296

Commitments and contingencies
Partners’ capital (deficit)	(64,979)	(59,445)
Total liabilities and partners' capital (deficit)	$507,901	$598,851

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Terminalling and storage *	$22,202	$19,988	$64,744	$59,808
Transportation *	55,223	58,993	165,696	161,535
Sulfur services	3,358	3,085	10,073	9,253
Product sales: *
Specialty products	66,695	121,456	277,836	409,215
Sulfur services	29,219	25,783	98,513	135,691
	95,914	147,239	376,349	544,906
Total revenues	176,697	229,305	616,862	775,502

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	56,298	126,951	245,863	380,602
Sulfur services *	19,461	25,230	66,932	100,078
Terminalling and storage *	23	6	54	15
	75,782	152,187	312,849	480,695
Expenses:
Operating expenses *	64,375	66,158	187,857	186,735
Selling, general and administrative *	10,424	10,273	30,043	31,420
Depreciation and amortization	12,223	13,721	37,671	43,007
Total costs and expenses	162,804	242,339	568,420	741,857

Other operating income, net	811	790	1,096	1,050
Operating income (loss)	14,704	(12,244)	49,538	34,695

Other income (expense):
Interest expense, net	(14,994)	(13,906)	(45,914)	(39,181)
Loss on extinguishment of debt	—	—	(5,121)	—
Other, net	17	(2)	50	(4)
Total other expense	(14,977)	(13,908)	(50,985)	(39,185)

Net loss before taxes	(273)	(26,152)	(1,447)	(4,490)
Income tax expense	(788)	(1,891)	(3,619)	(5,469)
Net loss	(1,061)	(28,043)	(5,066)	(9,959)
Less general partner's interest in net loss	21	561	101	199
Less loss allocable to unvested restricted units	4	90	16	39
Limited partners' interest in net loss	$(1,036)	$(27,392)	$(4,949)	$(9,721)

Net loss per unit attributable to limited partners - basic	$(0.03)	$(0.71)	$(0.13)	$(0.25)
Net loss per unit attributable to limited partners - diluted	$(0.03)	$(0.71)	$(0.13)	$(0.25)
Weighted average limited partner units - basic	38,772,266	38,726,388	38,771,451	38,725,933
Weighted average limited partner units - diluted	38,772,266	38,726,388	38,771,451	38,725,933

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:*
Terminalling and storage	$18,542	$16,065	$54,121	$49,685
Transportation	7,426	7,111	20,214	20,862
Product Sales	122	63	8,544	486
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	9,896	10,196	27,324	30,047
Sulfur services	2,787	2,616	8,139	7,884
Terminalling and storage	23	5	54	14
Expenses:
Operating expenses	25,606	23,856	74,491	68,682
Selling, general and administrative	8,477	7,627	23,549	23,933

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net loss	$(1,061)	$(28,043)	$(5,066)	$(9,959)
Commodity cash flow hedging (gains) reclassified to earnings	—	(167)	—	(816)
Comprehensive loss	$(1,061)	$(28,210)	$(5,066)	$(10,775)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - June 30, 2023	38,914,806	$(65,334)	$1,577	$—	$(63,757)
Net loss	—	(1,040)	(21)	—	(1,061)
Cash distributions	—	(194)	(4)	—	(198)
Unit-based compensation	—	37	—	—	37
Balances - September 30, 2023	38,914,806	(66,531)	1,552	—	$(64,979)

Balances - December 31, 2022	38,850,750	$(61,110)	$1,665	$—	$(59,445)
Net loss	—	(4,965)	(101)	—	(5,066)
Issuance of restricted units	64,056	—	—	—	—
Cash distributions	—	(583)	(12)	—	(595)
Unit-based compensation	—	127	—	—	127
Balances - September 30, 2023	38,914,806	$(66,531)	$1,552	$—	$(64,979)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - June 30, 2022	38,850,750	$(33,263)	$2,242	$167	$(30,854)
Net loss	—	(27,482)	(561)	—	(28,043)
Issuance of restricted units	—	—	—	—	—
Cash distributions	—	(195)	(4)	—	(199)
Unit-based compensation	—	46	—	—	46
Gain recognized in AOCI on commodity cash flow hedges	—	—	—	(167)	(167)
Balances - September 30, 2022	38,850,750	$(60,894)	$1,677	$—	$(59,217)

Balances - December 31, 2021	38,802,750	$(50,741)	$1,888	$816	$(48,037)
Net income	—	(9,760)	(199)	—	(9,959)
Issuance of restricted units	48,000	—	—	—	—
Cash distributions	—	(583)	(12)	—	(595)
Unit-based compensation	—	125	—	—	125
Excess purchase price over carrying value of acquired assets	—	65	—	—	65
Gain reclassified from AOCI into income on commodity cash flow hedges	—	—	—	(816)	(816)
Balances - September 30, 2022	38,850,750	$(60,894)	$1,677	$—	$(59,217)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(5,066)	$(9,959)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,671	43,007
Amortization of deferred debt issuance costs	3,206	2,356
Amortization of debt discount	1,600	—
Deferred income tax expense	2,322	3,611
Gain on disposition or sale of property, plant and equipment, net	(1,096)	(1,050)
Loss on extinguishment of debt	5,121	—
Derivative income	—	(901)
Net cash paid for commodity derivatives	—	85
Non cash unit-based compensation	127	125
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	19,190	7,076
Inventories	68,099	(73,518)
Due from affiliates	5,914	12,016
Other current assets	5,282	(4,824)
Trade and other accounts payable	(24,709)	6,053
Product exchange payables	743	(695)
Due to affiliates	(804)	11,953
Income taxes payable	(204)	228
Other accrued liabilities	(10,311)	(13,435)
Change in other non-current assets and liabilities	(1,020)	1,116
Net cash provided by (used in) operating activities	106,065	(16,756)

Cash flows from investing activities:
Payments for property, plant and equipment	(25,294)	(21,019)
Payments for plant turnaround costs	(2,367)	(4,262)
Proceeds from sale of property, plant and equipment	5,183	2,209
Net cash used in investing activities	(22,478)	(23,072)

Cash flows from financing activities:
Payments of long-term debt	(579,197)	(299,089)
Payments under finance lease obligations	(9)	(180)
Proceeds from long-term debt	510,489	341,000
Payment of debt issuance costs	(14,266)	(30)
Excess purchase price over carrying value of acquired assets	—	(1,285)
Cash distributions paid	(595)	(595)
Net cash provided by (used in) financing activities	(83,578)	39,821

Net increase (decrease) in cash	9	(7)
Cash at beginning of period	45	52
Cash at end of period	$54	$45
Non-cash additions to property, plant and equipment	$2,369	$2,240

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands, except BBL per day)

Revenues	$23,973	$23,034	$939	4%
Cost of products sold	23	6	17	283%
Operating expenses	15,078	16,418	(1,340)	(8)%
Selling, general and administrative expenses	628	457	171	37%
Depreciation and amortization	5,102	6,200	(1,098)	(18)%
	3,142	(47)	3,189	6,785%
Other operating loss, net	(35)	—	(35)
Operating income (loss)	$3,107	$(47)	$3,154	6,711%

Shore-based throughput volumes (gallons)	40,655	14,658	25,997	177%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands, except BBL per day)

Revenues	$71,798	$69,027	$2,771	4%
Cost of products sold	54	15	39	260%
Operating expenses	43,318	47,372	(4,054)	(9)%
Selling, general and administrative expenses	1,510	1,491	19	1%
Depreciation and amortization	15,896	20,372	(4,476)	(22)%
	11,020	(223)	11,243	5,042%
Other operating loss, net	(359)	(35)	(324)	(926)%
Operating income (loss)	$10,661	$(258)	$10,919	4,232%

Shore-based throughput volumes (gallons)	126,438	42,201	84,237	200%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues	$58,541	$63,514	$(4,973)	(8)%
Operating expenses	46,465	46,499	(34)	—%
Selling, general and administrative expenses	2,571	1,962	609	31%
Depreciation and amortization	3,674	3,598	76	2%
	5,831	11,455	(5,624)	(49)%
Other operating income, net	846	618	228	37%
Operating income	$6,677	$12,073	$(5,396)	(45)%

Comparative Results of Operations for the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues	$178,875	$176,313	$2,562	1%
Operating expenses	136,940	130,229	6,711	5%
Selling, general and administrative expenses	7,101	5,920	1,181	20%
Depreciation and amortization	11,196	10,761	435	4%
	$23,638	$29,403	$(5,765)	(20)%
Other operating income, net	1,497	901	596	66%
Operating income	$25,135	$30,304	$(5,169)	(17)%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues:
Services	$3,358	$3,085	$273	9%
Products	29,219	25,783	3,436	13%
Total revenues	32,577	28,868	3,709	13%

Cost of products sold	21,972	27,201	(5,229)	(19)%
Operating expenses	3,510	3,978	(468)	(12)%
Selling, general and administrative expenses	1,713	1,509	204	14%
Depreciation and amortization	2,639	2,786	(147)	(5)%
	2,743	(6,606)	9,349	142%
Other operating loss, net	—	(70)	70	100%
Operating income (loss)	$2,743	$(6,676)	$9,419	141%

Sulfur (long tons)	155	95	60	63%
Fertilizer (long tons)	58	24	34	142%
Total sulfur services volumes (long tons)	213	119	94	79%

Comparative Results of Operations for the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues:
Services	$10,073	$9,253	$820	9%
Products	98,513	135,691	(37,178)	(27)%
Total revenues	108,586	144,944	(36,358)	(25)%

Cost of products sold	74,062	105,640	(31,578)	(30)%
Operating expenses	9,595	11,233	(1,638)	(15)%
Selling, general and administrative expenses	4,292	4,550	(258)	(6)%
Depreciation and amortization	8,072	8,377	(305)	(4)%
	12,565	15,144	(2,579)	(17)%
Other operating income (loss), net	17	(34)	51	150%
Operating income	$12,582	$15,110	$(2,528)	(17)%

Sulfur (long tons)	352	327	25	8%
Fertilizer (long tons)	192	170	22	13%
Total sulfur services volumes (long tons)	544	497	47	9%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Products revenues	$66,720	$121,484	$(54,764)	(45)%
Cost of products sold	58,177	131,790	(73,613)	(56)%
Operating expenses	23	26	(3)	(12)%
Selling, general and administrative expenses	1,698	2,107	(409)	(19)%
Depreciation and amortization	808	1,137	(329)	(29)%
	6,014	(13,576)	19,590	144%
Other operating income, net	—	242	(242)	(100)%
Operating income (loss)	$6,014	$(13,334)	$19,348	145%

NGL sales volumes (Bbls)	509	1,180	(671)	(57)%
Other specialty products volumes (Bbls)	106	110	(4)	(4)%
Total specialty products volumes (Bbls)	615	1,290	(675)	(52)%

Comparative Results of Operations for the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended September 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Products revenues	$277,895	$409,310	$(131,415)	(32)%
Cost of products sold	256,898	396,865	(139,967)	(35)%
Operating expenses	55	98	(43)	(44)%
Selling, general and administrative expenses	5,287	6,757	(1,470)	(22)%
Depreciation and amortization	2,507	3,497	(990)	(28)%
	13,148	2,093	11,055	528%
Other operating income (loss), net	(59)	218	(277)	(127)%
Operating income	$13,089	$2,311	$10,778	466%

NGL sales volumes (Bbls)	3,027	3,930	(903)	(23)%
Other specialty products volumes (Bbls)	280	311	(31)	(10)%
Total specialty products volumes (Bbls)	3,307	4,241	(934)	(22)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Nine Months Ended September 30, 2023 and 2022

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2023	2022			2023	2022
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,837	$4,260	$(423)	(10)%	$11,929	$12,772	$(843)	(7)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2023 and 2022, which represents EBITDA, adjusted EBITDA, adjusted EBITDA after giving effect to the exit of the butane optimization business, distributable cash flow, and adjusted free cash flow:

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business

	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net loss	$(1,061)	$(28,043)	$(5,066)	$(9,959)
Adjustments:
Interest expense	14,994	13,906	45,914	39,181
Income tax expense	788	1,891	3,619	5,469
Depreciation and amortization	12,223	13,721	37,671	43,007
EBITDA	26,944	1,475	82,138	77,698
Adjustments:
Gain on disposition or sale of property, plant and equipment	(811)	(790)	(1,096)	(1,050)
Loss on extinguishment of debt	—	—	5,121	—
Lower of cost or net realizable value and other non-cash adjustments	—	18,084	(12,850)	20,326
Unit-based compensation	37	46	127	125
Adjusted EBITDA	$26,170	$18,815	$73,440	$97,099
Adjustments:
Less: net loss associated with butane optimization business	—	20,032	2,255	15,280
Plus: lower of cost or net realizable value and other non-cash adjustments	—	$(18,457)	12,850	(18,826)
Adjusted EBITDA after giving effect to the exit of the butane optimization business	$26,170	$20,390	$88,545	$93,553

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted EBITDA, Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$7,291	$(45,207)	$106,065	$(16,756)
Interest expense [1]	13,623	13,118	41,108	36,825
Current income tax expense	333	584	1,297	1,858
Lower of cost or net realizable value and other non-cash adjustments	—	18,084	(12,850)	20,326
Commodity cash flow hedging gains reclassified to earnings	—	167	—	901
Net cash paid for closed commodity derivative positions included in AOCI	—	—	—	(85)
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(5,983)	(5,651)	(98,485)	59,250
Trade, accounts and other payables, and other current liabilities	11,155	38,691	35,285	(4,104)
Other	(249)	(971)	1,020	(1,116)
Adjusted EBITDA	26,170	18,815	73,440	97,099
Adjustments:
Less: net loss associated with butane optimization business	—	20,032	2,255	15,280
Plus: lower of cost or net realizable value and other non-cash adjustments	—	(18,457)	12,850	(18,826)
Adjusted EBITDA after giving effect to the exit of the butane optimization business	26,170	20,390	88,545	93,553
Adjustments:
Interest expense	(14,994)	(13,906)	(45,914)	(39,181)
Income tax expense	(788)	(1,891)	(3,619)	(5,469)
Deferred income taxes	455	1,307	2,322	3,611
Amortization of debt discount	600	—	1,600	—
Amortization of deferred debt issuance costs	771	788	3,206	2,356
Payments for plant turnaround costs	(1,706)	(2,662)	(2,367)	(4,262)
Maintenance capital expenditures	(5,516)	(5,994)	(19,588)	(14,548)
Distributable cash flow	4,992	(1,968)	24,185	36,060
Principal payments under finance lease obligations	—	(61)	(9)	(180)
Expansion capital expenditures	(3,444)	(926)	(6,126)	(5,482)
Adjusted free cash flow	$1,548	$(2,955)	$18,050	$30,398

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.